SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 3, 2008

 Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

8022 Southpark Circle, Suite 100, Littleton, CO	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Item 3.03.  Material Modification to Rights of Security Holders

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 6, 2008, Zynex, Inc. added two directors to the Board of Directors of Zynex.  Both are independent directors as that term is defined in rules of the American Stock Exchange.  These additions are part of steps being taken to meet corporate governance requirements for the listing of Zynex common stock on AMEX.  Zynex has previously applied for the listing of its common stock on AMEX, and the application is in process.

In connection with the addition of the independent directors and the AMEX application, Zynex also revised its Articles of Incorporation and Bylaws and entered into Indemnification Agreements with its directors and executive officers.  See below for information on the Amended Articles and Bylaws.  The Board of Directors of Zynex now consists of Thomas Sandgaard, Taylor Simonton and Mary Beth Vitale.  The executive officers of Zynex continue to be Thomas Sandgaard and Fritz Allison.

Election of Two Directors

On October 6, 2008, the size of the Board of Directors of Zynex was increased to three directors, and J. Taylor Simonton and Mary Beth Vitale were appointed by the Board of Directors as directors of Zynex to fill two vacancies resulting from the increase in the number of directors.  Mr. Simonton and Ms. Vitale were also appointed as the only members of the newly created Audit Committee of Zynex.

Biographical information concerning each of these new directors is as follows:

J. Taylor Simonton, 64, spent 35 years at PricewaterhouseCoopers LLP, including 23 years as an audit partner in the firm’s Accounting and Business Advisory Services practice before retiring in 2001.  While serving in the PricewaterhouseCoopers National office from 1998 to 2001, Mr. Simonton was a member of the Risk & Quality Group that handled all auditing and accounting standards, SEC, corporate governance, risk management and quality matters for the firm.  He was one of six partners in a specialized SEC consulting group overseeing the quality of financial statements and SEC reporting for all PricewaterhouseCoopers foreign clients that publicly report in the U.S.  Prior to that, Mr. Simonton participated in the firm’s Partner International Program for three years, during which time he assisted Colombian companies in-country with capital-raising activities in the United States, consulted to major companies and coordinated IPO assistance, advised on due diligence and SEC regulatory matters and traveled extensively internationally assisting companies with SEC registration statements and other capital-raising activities.  Until February 2007, Mr. Simonton served on the Board of Directors of Fischer Imaging Corporation, a public company that designed, manufactured and marketed specialty medical imaging systems, and served as its Audit Committee chair.  Since October 2005, Mr. Simonton has been the Chair of the Audit Committee of Red Robin Gourmet Burgers, Inc., a public company that is a casual dining restaurant chain focused on serving high quality gourmet burgers in a family-friendly atmosphere.  Mr. Simonton is also currently the president of the Colorado chapter of the National Association of Corporate Directors, Lead Director and Chair of the Audit Committee, Keating Capital, Inc. (a private closed end investment fund) and serves on the Board of Managers of Quality Rail Services, LLC (a privately-held railroad contractor that streamlines the mechanical and fueling functions).

Mary Beth Vitale, 54, is a co-founder of Pellera, a strategic communications and business development firm started in 2001.  Ms. Vitale is a general management executive with 25 years experience in the telecommunications and consumer products industries.  Previously, she had served as President, CEO and Chairman of the Board of WestwindMedia.com, President and COO of RMI.NET, and President-western states for AT&T.  She was also a Commissioner on former Colorado Governor Bill Owens' Commission for Science and Technology.  Ms. Vitale previously served on the Board of Intrado, Inc., a publicly-traded technology company, from 1999 to 2004, sitting on the Audit, Compensation and Corporate Governance committees, and on the Board of RMI.Net, a publicly traded national e-business and convergent communications company from 1997 to 2000, sitting on the Audit Committee.  Since January 2005, Ms Vitale has been a director of CoBiz Financial Inc., a public company which is a diversified financial holding company headquartered in Denver, Colorado and includes among its businesses a full-service business banking institution serving Colorado and Arizona.  Ms. Vitale has been Chair of the Audit Committee of CoBiz Financial since May, 2006.  Ms. Vitale is also currently the treasurer of the Colorado chapter of the National Association of Corporate Directors (NACD), Lead Director and Finance Chair for Eye-Ris, a privately held software company, and is a member of Eye-Ris’ Compensation Committee.  She was awarded her NACD Director Certificate in 2006.

The Zynex Board of Directors has established compensation for the non-employee directors who have joined the Board.  The compensation arrangements are as follows:

•
$1,000, plus 1,000 shares of Zynex common stock, for each Board meeting and for each Audit Committee meeting in person (with these amounts being paid for both an Audit Committee and Board meeting held on the same day as if they were one meeting).  Instead of these amounts, the Chair of the Audit Committee receives $1,500, plus 1,500 shares of Zynex common stock, for each Audit Committee meeting in person or for each Audit Committee meeting and Board meeting in person held on the same day.

•	$500 for any telephonic Board meeting or telephone meeting of the Audit Committee;

•
A “sign-on bonus” for each non-employee director of a fully vested option to purchase 12,000 shares of Company common stock at an exercise price equal to the fair market value on the date of grant ($5.10).  The options have a term of ten years and are being issued under the existing 2005 Stock Option Plan of the Company.  The Company has registered the shares issuable under the Plan.

Articles of Incorporation

On October 3, 2008, the Board of Directors and Thomas Sandgaard as the majority shareholder of Zynex approved Amended and Restated Articles of Incorporation for Zynex.  The Amended Articles have been filed with the Nevada Secretary of State.  Changes in the Articles of Incorporation include the following:

•
The authority of the Board of Directors to determine the terms and conditions of preferred stock issued in series has been simplified.  (There is no outstanding preferred stock of Zynex.)  Provisions stating required terms for the shares of preferred stock were deleted.  One such required term was that the dividends of outstanding shares of preferred stock must be paid before any dividends were paid on common stock in the same dividend period.  Another deleted requirement was that if the assets available for distribution to holders of shares of preferred stock of all series, upon voluntary or involuntary liquidation or dissolution, would be insufficient to pay the holders the full preferential amount to which they were entitled, then the assets would be distributed ratably among shares of all series of preferred stock in accordance with the respective preferential amounts.  Under the Amended Articles, all such terms relating to dividends and the dissolution and liquidation rights of any series of preferred stock may be determined by the Board of Directors and may be different among the series.  In addition, the Board of Directors is authorized in the Amended Articles to increase or decrease the number of shares of any series of preferred stock subsequent to the issuance of shares of that series (but not below the number of shares of the series then outstanding).

•
Per the Amended Articles, the number of directors may be determined, increased or reduced in the manner provided in the Bylaws of the Corporation.  Previously the Board was required to have only one director.

•
The indemnification provision was simplified to state that Zynex shall indemnify its officers and directors and may indemnify any other person to the fullest extent permitted by law.  In the Articles of Incorporation previously in effect, indemnification rights were subject to exclusions which were somewhat different than the Nevada corporate statutes, including an exclusion from indemnification if the person was adjudged to be liable for his own negligence or misconduct in the performance of the person’s duties.

•
The Amended Articles provide that Zynex is permitted to redeem, repurchase or make distributions, such as dividends, with respect to the shares of its capital stock in all circumstances other than where doing so would cause the corporation to be unable to pay its debts as they become due in the usual course of business.  As allowed by the Nevada corporate statutes, this provision means that a second requirement for distributions is no longer applicable.  This second requirement would have been that the Corporation’s total assets must not be less than the sum of total liabilities plus the amount needed for preferential rights of stockholders.

•
The provision on the elimination of personal monetary liability of directors has been simplified to refer to the elimination of such liability to the maximum extent permitted by the Nevada Revised Statutes.  The prior Articles stated those situations where personal liability could not be eliminated.

•
Both the Amended Articles and the prior Articles do not opt out from anti-takeover statutes of the Nevada corporate statutes.  These statutes concern requirements for combinations with interested stockholders and a vote of stockholders on the voting rights of a person who acquires a controlling interest.

The Amended and Restated Articles of Incorporation of Zynex are attached as an exhibit to this Report.  The above description of the Amended and Restated Articles of Incorporation is subject to, and qualified in its entirety by reference to, such exhibit.

Bylaws

On October 3, 2008, the Board of Directors of Zynex adopted Amended and Restated Bylaws for Zynex.  The Amended Bylaws are those prepared by Zynex’s current counsel.  Significant changes in the Bylaws include the following:

•
The Amended Bylaws provide that actions of the stockholders on a matter, other than the election of directors, is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition on the action, unless the question is one upon which the Nevada statutes, the Articles of Incorporation, other Bylaw provisions or express agreements require a different vote.  This provision allows broker non-votes and abstentions not to be treated as a negative vote on a matter presented to the stockholders.  Under the prior Bylaws, a majority of outstanding shares present in person or by proxy were required for an action by the stockholders.  In addition to stating a different voting standard, the provision in the prior Bylaws could have resulted in broker non-votes and abstentions being treated as a negative vote.

•
The Amended Bylaws allow stockholders entitled to exercise a majority of the voting power of Zynex to request a special meeting of stockholders.  Under the prior Bylaws, a special meeting of stockholders could be called at the request of 30% of the shares entitled to vote.

•
The Amended Bylaws modified a pre-notification provision for any nominations by a stockholder of a person for the election as a director or a stockholder’s proposal of business to be considered at an annual meeting of stockholders.  The Amended Bylaws state that nominations or proposals and related information must be delivered to the Secretary of Zynex at the principal executive office not earlier than 150 days and no later than 120 days prior to the first anniversary date of mailing of the notice for the preceding year’s annual meeting, with a different date in case an annual meeting is advanced or delayed by 30 days from the date of the preceding year’s annual meeting.  The prior Bylaws had a pre-notification period of not less than 50 days no more than 90 days prior to the date of the annual meeting.

•
The Amended Bylaws do not contain indemnification provisions.  See the above for information on Indemnification Agreements with directors and executive officers.  Prior to the Amended Bylaws, the Bylaws had a provision on indemnification similar to the Nevada corporate statutes except that some exclusions from indemnification were not the same as the statutes.

•
The prior Bylaws stated that, in the event Zynex received a takeover offer, the Board “shall consider” all relevant factors in evaluating the offer, including but not limited to the terms of the offer and the potential economic and social impact on the Company’s stockholders, employees, customers, credits and community in which it operates.  The Amended Bylaws do not address this subject, which leaves in place the Nevada corporate statutes providing that directors and officers “may consider” the interests of employees, suppliers, creditors, customers, the economy of the state and nation and the interests of the community and of society.

The Amended and Restated Bylaws of Zynex are attached as an exhibit to this Report.  The above description of the Amended and Restated Bylaws is subject to, and qualified in its entirety by reference to, such exhibit.

Indemnification Agreements

The Indemnification Agreements with the directors and executive officers follow generally the Nevada corporate statutes in terms of when indemnification may be available and the required standards of conduct for indemnification.  Under the Indemnification Agreements, effective October 6, 2008, each director and executive officer is indemnified against expenses, liabilities and amounts paid in settlement (if the settlement is approved in advance by Zynex, which approval shall not be unreasonably withheld) in any action or claim in which a director or executive officer is a party or threatened to be made a party by reason of the fact that the person is or was a director, officer, employee or agent of Zynex or any subsidiary of Zynex or was serving at the request of Zynex in a position at another entity.

For such indemnification, the director or officer must meet certain standards of conduct.  The director or executive officer, in order to receive the indemnification, must not be liable under a Nevada statutory provision on fiduciary duties and the person must have acted in good faith and in a manner the director or executive officer reasonably believed to be in or not opposed to the best interests of Zynex (and with respect to any criminal action or proceeding, had no reasonable cause to believe that the director or executive officer’s conduct was unlawful).  Pursuant to the Indemnification Agreements and the Nevada corporate statutes, in the case of a derivative action by or in the right of Zynex against the director or executive officer, there is no indemnification if the director or executive officer is adjudged by a court of competent jurisdiction, after all appeals, to be liable to Zynex or for the amounts paid in settlement to Zynex, unless and only to the extent that a court determines that the director or executive officer is fairly and reasonable entitled to indemnification for expenses as the court deems proper.  In addition, the Indemnification Agreements provide that Zynex is not obligated under the Indemnification Agreements:  (a) To indemnify or advance expenses with respect to proceedings or claims initiated or brought voluntarily by the director or officer and not by way of defense unless the proceeding is brought to establish or enforce a right to indemnification or the Board of Directors has approved the initiation or the bringing of the proceeding; (b) to indemnify the director or executive officer for expenses incurred with respect to any proceeding instituted by the director or officer to enforce or interpret the Indemnification Agreement if the court determines that the material assertions were not made in good faith or frivolous; or (c) to indemnify the director or officer for the expenses or payments of profits under the short-swing liability provisions of Section 16(b) of the Securities Exchange Act of 1934.

Zynex is also required to advance expenses incurred by the director or executive officer in connection with the investigation, defense or settlement of an action or claim.  The burden proof of establishing whether the director or executive officer acted in accordance with a standard of conduct for indemnification or advancement of expenses rests with Zynex per the Indemnification Agreements.  If there has been a Change in Control of Zynex, then a determination of whether the person meets the applicable standards of conduct is to be made by an independent legal counsel.  The Indemnification Agreements are not exclusive of any other rights which a director or officer may have.

The form of Indemnification Agreements for directors and executive officers is attached as an exhibit.  The summary above of certain terms of the Indemnification Agreements is subject to, and qualified in its entirety by reference to, such exhibit.

Item 8.01.  Other Events

On October 6, 2008, the Board of Directors of Zynex established an Audit Committee and adopted an Audit Committee Charter.  The Audit Committee Charter is an exhibit to this Report.  In addition, at the same time, the Board of Directors adopted a Code of Business Conduct and Ethics which is also attached as an exhibit to this Report.

Zynex issued a press release on October 7, 2008 regarding the appointment of the two independent directors and other matters covered in this Report.  Such press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

Exhibits.

The following exhibit accompanies this Report:

Exhibit No.	Document
10.1	Amended and Restated Articles of Incorporation of Zynex, Inc.
10.2	Amended and Restated Bylaws of Zynex, Inc.
10.3	Form of Indemnification Agreement for directors and executive officers (October 2008)
10.4	Code of Business Conduct and Ethics (October 2008)
10.5	Audit Committee Charter (October 2008)
99.1	Press Release dated October 7, 2008 regarding the election of directors and other matters

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc. (Registrant)

Date: October 7, 2008	By:	/s/ Fritz Allison
Fritz Allison Chief Financial Officer

Exhibit Index

Exhibit No.	Document
10.1	Amended and Restated Articles of Incorporation of Zynex, Inc.
10.2	Amended and Restated Bylaws of Zynex, Inc.
10.3	Form of Indemnification Agreement for directors and executive officers (October 2008)
10.4	Code of Business Conduct and Ethics (October 2008)
10.5	Audit Committee Charter (October 2008)
99.1	Press Release dated October 7, 2008 regarding the election of directors and other matters